UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2016

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rogers, AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

Magnolia Solar Corporation, 54 Cummings Park, Suite 316, Woburn, MA 01801
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported in a Current Report on Form 8-K filed on February 4, 2016, on January 29, 2016 Magnolia Solar Corporation, a Nevada corporation (the “ Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ecoark, Inc., a Delaware corporation (“Ecoark”), and Magnolia Solar Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), providing for the merger of Merger Sub with and into Ecoark (the “Merger”), with Ecoark surviving the Merger as a wholly-owned subsidiary of the Company.

As of the date of the Merger Agreement, the Merger Agreement was approved by the Company’s board of directors (the “Board”) and the board of directors and shareholders of Ecoark. The Company’s shareholders did not have to approve the Merger Agreement.

Consummation of the Merger was subject to customary conditions, including without limitation, the delivery of financial statements and receipt of all required consents. The consummation of the Merger was also subject to the approval by the Company’s shareholder (collectively, the “Amendments”) of (i) a 250-for-one reverse split of the Company’s common stock (the “Reverse Split”), (ii) the increase in the authorized of the Company’s common stock to 100,000,000 shares; (iii) the creation of 5,000,000 shares of “blank check” preferred stock by the Company, and (iv) the change in Company’s name (the “Name Change”) from Magnolia Solar Corporation to Ecoark Holdings, Inc. (See Item 5.07).

The Company’s shareholders approved the Amendment’s at a meeting of shareholders on March 18, 2016. (See Item 5.07). As a result of the approval of the Amendments, the Merger was consummated and Ecoark became a wholly-owned subsidiary of the Company.

At the effective time of the Merger, as a result of the Reverse Split, the 50,004,912 shares of the Company’s common stock were reduced to 200,020 shares of the Company’s common stock. As a result of modification agreements (each a “Modification Agreement”) entered into by the Company with certain holders of (i) Original Issue Discount Senior Secured Convertible Promissory Notes (the “Notes”) issued by the Company on December 31, 2009; and (ii) warrants issued by the Company also dated December 31, 2009, the holders and the Company agreed that concurrently with the closing of transactions contemplated by the Merger Agreement, the outstanding principal, plus any accrued and unpaid interest due shall automatically convert into shares of the Company’s common stock. Lastly, at the time of effect time of the Merger, each share of Ecoark common stock issued and outstanding immediately prior to the effective time, other than dissenting shares, are to be converted automatically into the right to receive two (2) shares of common stock of the Company.

The foregoing description of the Merger Agreement and the Modification Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and Modification Agreements, which are filed as exhibits to this Current Report and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the transactions contemplated under the Merger Agreement, a change of control of the Company occurred. The information provided above in “Item 2.01 – Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated by reference into this Item 3.03. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to us, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, our board of directors appointed Randy S. May, Greg Landis and Gary Metzger to serve as a members of the board of directors to be effective on the tenth day after mailing the Schedule 14(f) to the stockholders of record of the Company.

Set forth below is biographical information regarding the appointees to the Board:

Randy S. May: Ecoark is a Delaware corporation incorporated by Randy May on November 28, 2011. Since then, Randy May has served as CEO and Chairman of the Board of Ecoark. As CEO, Randy leads a strong management team that is working to deliver Ecoark’s mission of sustainable solutions through its subsidiaries and strategic partners. Under his leadership, Ecoark has completed three strategic acquisitions since 2012. Randy is a 25-year retail and supply-chain veteran with extensive experience in marketing, operational and executive roles. Prior to Ecoark, Randy held a number of roles with Wal-Mart, the world's largest retailer based in Bentonville, Arkansas. From 1998-2004 Randy served as Divisional Manager for half the United States for one of such company’s specialty divisions. There, he was responsible for all aspects of strategic planning, finance, and operations for more than 1800 stores. He had complete P&L responsibility for more than $4 Billion dollars of sales at the time. Under Randy’s leadership, the business grew sales and market share in a strong competitive market. As founder of Ecoark and Ecoark’s primary innovator, it is essential to have Mr. May on the Board of Directors.

Greg Landis: Mr. Landis has served on the Board of Directors of Ecoark since 2011. Mr. Landis is a Certified Public Accountant and, since August 2009, has served as the principal of the accounting firm of Landis & Associates, PLLC in Bentonville, Arkansas. Mr. Landis is licensed as a CPA in Arkansas and is a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants. Previously, Mr. Landis has served as the Chief Financial Officer of banks in Kansas, Arkansas and Texas including organizations with over $2 billion in assets. Prior to these positions, he was a manager in the largest CPA firm in Kansas. Mr. Landis graduated from Wichita State University in 1985 with a Bachelor’s degree in Business Administration and a major in Accounting. With Mr. Landis’s financial expertise and knowledge of Ecoark’s operations, Mr. Landis’s experience and qualifications are essential to the Board of Directors.

Gary Metzger: Mr. Metzger has served on the Board of Directors of Ecoark since 2013. Mr. Metzger offers 40 years of product development, strategic planning, management, business development, and operational expertise. He had served as an executive at Amco International, Inc. and Amco Plastics Materials, Inc., where in 1986 he was named President for 24 years until Amco was sold to resin distribution giant Ravago Americas in December of 2011. Mr. Metzger was co-owner of Amco Plastics Materials, Inc. Since the sale of Amco, Mr. Metzger has been serving as General Manager of Amco/Ravago. Mr. Metzger leadership and knowledge of manufacturing companies are an asset to the Board of Directors. In addition to his leadership functions, Mr. Metzger spearheaded research and development for recycled polymers, new alloy and bio-based polymer development, and introducing fragrance into polymer applications. He also developed encrypted item level bar code identification technology, anti- counterfeiting technologies, and antimicrobial technologies.

Item 5.03 Amendment to Articles of Incorporation

On March 18, 2016, the Company filed a Certificate of Amendment of Articles of Incorporation reflecting (i) a 250-for-one reverse split of the Company’s common stock, (ii) the increase in the authorized of the Company’s common stock to 100,000,000 shares; (iii) the creation of 5,000,000 shares of “blank check” preferred stock by the Company, and (iv) the change in Company’s name from Magnolia Solar Corporation to Ecoark Holdings, Inc.

The Reverse Stock Split will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on March 28, 2016, whereupon the shares of common stock will begin trading on a split-adjusted basis, the Company’s trading symbol will change to “EARKD” for a period of 20 trading days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the symbol of “EARK”.

All options, warrants and convertible securities of the Company outstanding immediately prior to the Reverse Stock Split that have a fixed conversion price will be appropriately adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities are exercisable or convertible by 10 and multiplying the exercise or conversion price thereof by 100, as a result of the Reverse Stock Split.

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Magnolia Solar Corporation, a Nevada corporation (the “Company”), held a special meeting of its stockholders on March 18, 2016. The final voting results for the matters submitted to a vote of the stockholders at the Special Meeting, which are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on March 7, 2016, are as follows:

  The approval of an amendment to our Articles of Incorporation to change the name of the Company from “Magnolia Solar Corporation” to “Ecoark Holdings, Inc.”:
For	Against	Abstain
42,126,604	37,500	3,750

  The approval of an amendment to our Articles of Incorporation to approve a reverse stock split of the Company’s common stock on a One-for-Two Hundred Fifty (1-for-250) basis:
For	Against	Abstain
42,090,256	75,599	2,000

  The approval of an amendment to our Articles of Incorporation to increase the number of the Company’s authorized common stock from 75,000,000, par value $0.001 per share, to 100,000,000, par value $0.001 per share:
For	Against	Abstain
42,091,355	73,499	3,000

  4.The approval of an amendment to our Articles of Incorporation to approve the creation of “blank check” authorization to designate classes of preferred stock:
For	Against	Abstain
41,931,683	231,921	4,250

Item 9.01   Financial Statement and Exhibits.

(a)    Financial Statements of Businesses Being Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)    Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)  Exhibits

Exhibit No.	Description
1.1	Certificate of Amendment of Articles of Incorporation

2.1	Merger Agreement between Magnolia Solar Corporation, Magnolia Solar Acquisition Corporation, and Ecoark, Inc. dated January 29, 2016 (incorporated by reference to the Company’s Current Report on Form 8-K dated February 4, 2016)

10.1	Form of Modification Agreement between Magnolia Solar Corporation and holders of Original Issue Discount Senior Secured Convertible Notes and Warrants (incorporated by reference to the Company’s Current Report on Form 8-K dated February 4, 2016)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: March 24, 2016	By:	/s/ Ashok Sood
Name: Dr. Ashok K. Sood
Title: President and CEO

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